Exhibit 99.1

Kinnate Biopharma Inc. Reports Third Quarter 2023 Financial Results and Recent Corporate Updates

•	Reported promising exarafenib combination data in NRAS mutant melanoma; intend to select two doses in the fourth quarter of 2023 for further development
•	Plan to file KIN-8741 c-MET inhibitor Investigational New Drug application and nominate a drug candidate for brain-penetrant CDK4 selective program in the fourth quarter of 2023
•
Previously announced strategic reprioritization with a focus on exarafenib combination in NRAS mutant melanoma, c-MET inhibitor KIN-8741 and brain penetrant CDK4 selective program and a workforce restructuring

•	Cash, cash equivalents and investments of $180.3 million as of September 30, 2023

SAN FRANCISCO and SAN DIEGO – November 9, 2023 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate” or the “Company”), a clinical-stage precision oncology company, today announced financial results for the third quarter of 2023 and recent corporate updates.

Nima Farzan, chief executive officer of Kinnate Biopharma Inc., stated, “Following the announcement of the Company’s strategic reprioritization, we are focused on advancing our pan-RAF inhibitor exarafenib in combination with binimetinib and our c-MET inhibitor KIN-8741, and are focusing our discovery efforts around our CDK4 selective inhibitor program. We remain committed to pursuing therapies that can improve outcomes and make a positive impact on patients’ lives while also maximizing value for our shareholders.”

Previously Announced Strategic Reprioritization and Pipeline Updates

•	Kinnate previously announced a strategic reprioritization and workforce restructuring based on a strategic review of its business (View Release).
•	As a result of the reprioritization, the Company is prioritizing the exarafenib combination, KIN-8741 and discovery efforts around its CDK4 selective program.
•
Dose exploration for the combination of exarafenib, the Company’s investigational pan-RAF inhibitor, and binimetinib is currently underway in the KN-8701 clinical trial, with a primary focus on NRAS mutant melanoma. In the fourth quarter of 2023, the Company intends to select two doses for further development.

•
Kinnate expects to file an Investigational New Drug (“IND”) application for KIN-8741, the Company’s investigational c-MET inhibitor, with the U.S. Food and Drug Administration in the fourth quarter of 2023.

•	Kinnate is evaluating lead potentially brain-penetrant, selective CDK4 inhibitors for potential selection as a drug candidate and expects to nominate a drug candidate in the fourth quarter of 2023.
•
Additionally, as part of the reprioritization plan, Kinnate previously announced it will not initiate a clinical trial for KIN-7136, the Company’s investigational MEK inhibitor, and will explore strategic alternatives for exarafenib monotherapy and KIN-3248, an investigational FGFR inhibitor.

•
Kinnate implemented a workforce restructuring to align with its refined focus, reducing the Company’s workforce by approximately 70%. The Company is also taking related measures to reduce operating expenses.

Financial Results

•	As of September 30, 2023, total cash, cash equivalents and investments were $180.3 million, which is expected to fund current operations into at least the second quarter of 2026.
•	Third quarter research and development expenses for 2023 were $24.5 million, compared to $23.5 million for the same period in 2022.

•	Third quarter general and administrative expenses for 2023 were $6.6 million, compared to $7.8 million for the same period in 2022.
•	Third quarter operating expenses for 2023 included $2.0 million of restructuring costs.
•	Third quarter net loss for 2023 was $30.7 million, compared to $30.7 million for the same period in 2022.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company founded with a mission to inspire hope in those battling cancer by expanding on the promise of targeted therapies. The Company concentrates its efforts on addressing known oncogenic drivers for which there are currently no approved targeted therapies and to overcome the limitations associated with existing cancer therapies, such as non-responsiveness or the development of acquired and intrinsic resistance.

The Company’s lead product candidates are investigational pan-RAF inhibitor, exarafenib, which targets cancers with BRAF and NRAS-driven alterations, and investigational FGFR inhibitor, KIN-3248, which is designed for cancers with FGFR2 and FGFR3 alterations. The Company also has early-stage programs, including a c-MET inhibitor that targets resistant variants and a brain penetrant CDK4 selective program. The Kinnate Discovery Engine drives the Company’s pipeline of small molecule candidates, prioritizing high selectivity, optimized pharmaceutical properties, broad genetic alteration coverage, overcoming resistance, and brain penetration. The Company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow the company on LinkedIn to learn about its most recent initiatives.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, the future plans for clinical development of exarafenib as a monotherapy; the timing and number of doses for further development for the exarafenib plus binimetinib combination; the timing for filing an IND for KIN-8741; the timing and plans for nominating a drug candidate for the Company’s CDK4 program; the future plans to not initiate a clinical trial for KIN-7136 and to explore strategic alternatives for exarafenib monotherapy and KIN-3248; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including, among other things: implementation of our strategic plan may be unsuccessful, cause disruptions or create unintended consequences; operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates; that continued dose escalation in our clinical trials could increase the risk of the occurrence of adverse events; the potential for future clinical trial results to differ from initial results or from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of IND applications for our planned clinical trials; competition in our industry; regulatory and legal developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that we are concurrently filing with the Securities and Exchange Commission (SEC), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Company Contact:
Investors@kinnate.com

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and par value amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$51,662	$29,261
Cash at consolidated joint venture	-	25,725
Short-term investments	115,914	172,214
Prepaid expenses and other current assets	2,725	3,637
Total current assets	170,301	230,837
Property and equipment, net	2,470	3,071
Right-of-use lease assets	2,660	3,377
Long-term investments	12,762	39,139
Restricted cash	371	371
Other non-current assets	2,145	2,031
Total assets	$190,709	$278,826

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$2,929	$2,970
Accrued expenses	11,976	13,206
Current portion of operating lease liabilities	869	991
Total current liabilities	15,774	17,167
Operating lease liabilities, long-term	2,515	3,191
Total liabilities	18,289	20,358
Redeemable convertible noncontrolling interests	-	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at September 30, 2023 and December 31, 2022; 0 shares outstanding at September 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at September 30, 2023 and December 31, 2022; 47,112,698 and 44,342,292 shares issued and outstanding at September 30, 2023 and December 31, 2022 , respectively	5	4
Additional paid-in capital	527,516	484,237
Accumulated other comprehensive loss	(147)	(1,410)
Accumulated deficit	(354,954)	(259,363)
Total stockholders’ equity	172,420	223,468
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$190,709	$278,826

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30
	2023	2022	2023	2022

Operating expenses:
Research and development	$24,511	$23,548	$77,397	$62,962
General and administrative	6,605	7,824	22,507	22,875
Restructuring costs	1,973	-	1,973	-
Total operating expenses	33,089	31,372	101,877	85,837
Loss from operations	(33,089)	(31,372)	(101,877)	(85,837)
Other income, net	2,356	635	6,286	1,129
Net loss	$(30,733)	$(30,737)	$(95,591)	$(84,708)

Weighted-average shares outstanding, basic and diluted	47,094,882	44,151,034	46,392,980	44,013,097
Net loss per share, basic and diluted	$(0.65)	$(0.70)	$(2.06)	$(1.92)

Comprehensive loss:
Net loss	$(30,733)	$(30,737)	$(95,591)	$(84,708)
Other comprehensive loss:
Unrealized gain (loss) on investments	195	178	1,263	(2,035)
Total comprehensive loss	$(30,538)	$(30,559)	$(94,328)	$(86,743)